Exhibit 99.1

–NEWS RELEASE–

Company Contact:	Investor Relations:
Joseph Czyzyk Mercury Air Group, Inc. (310) 827-2737	Larry Barrios The MWW Group (213)486-6560

Mercury Air Group, Inc. Reports Preliminary 4th Quarter and Year-End
Financial Results

Los Angeles, CA (September 30, 2003) – Mercury Air Group, Inc. (AMEX/PCX: MAX) has announced today preliminary net loss for the three-month and twelve-month periods ended June 30, 2003 of $1,529,000, or $0.47 per basic and diluted share and $3,455,000, or $1.06 per basic and diluted share, respectively, in its filing with the Securities and Exchange Commission (“SEC”). The Company expects to report its final financial results upon its filing of its annual report with the SEC no later than October 13, 2003.

The results for the fiscal 2003 periods compare to the Company’s net earnings reported for the three-month and twelve-month periods ended June 30, 2002 of $4,653,000, or $1.42 per basic share and $1.39 per diluted share, and $5,033,000, or $1.53 per basic share and $1.50 per diluted share, respectively.

The adjusted preliminary net loss for the three-month period ended June 30, 2003 was $266,000, after adjusting the preliminary net loss for: 1) an after-tax accrual of $672,000 for a proposed retroactive rent increase associated with one of the Company’s warehouse facilities at the Los Angeles International Airport (LAX); and 2) an after-tax accrual of $591,000 for additional debt premiums associated with the Company’s subordinated note. This compares favorably to an adjusted loss of $881,000, after excluding: 1) an after-tax gain of $5,490,000 from the sale of the Company’s FBO operations in Bedford, Massachusetts at the end of fiscal 2002; 2) net income from the Bedford FBO operations of $172,000; and 3) a net loss from discontinued operations of $128,000.

Revenue for the three-month period ended June 30, 2003 was $96,131,000 as compared to revenue of $99,581,000 for the same period last year. When compared to last year’s adjusted revenue of $83,810,000, which excludes the revenue from the Bedford FBO of $2,186,000 and from the sales of aviation fuel to National Airlines, Inc. (National), which ceased operations in November 2002, of $13,585,000, revenue increased nearly 15%. The Company’s preliminary gross margin in the fourth quarter of fiscal 2003 was $6,203,000 as compared to last year’s fourth quarter gross margin of $6,229,000. After excluding the effects of the proposed LAX warehouse rent increase of $918,000 pre-tax from this year’s results and the margin contribution from: 1) the Bedford FBO operations of $473,000; and 2) the fuel sales to National of $265,000 from last year’s results, the adjusted preliminary gross margin for the three-month period ended June 30, 2003 increased 30% to $7,121,000 as compared to $5,491,000 for the same period last year.

Exhibit 99.1

“While Mercury has shown continued improvement in our overall business performance, our results have been negatively impacted by one-time charges and debt service costs. We are focused on reducing debt and returning Mercury to profitability,” said Joseph A. Czyzyk, CEO and President of Mercury Air Group, Inc.

MercFuel, Inc.’s (MercFuel) sales volume was 65.4 million gallons in the latest quarter, representing an increase of 18% from last year’s sales volume, after taking into consideration the cessation of operations by National. Mercury Air Centers, Inc.’s (Air Centers) sales volume was 8.8 million gallons in the latest quarter, representing an increase of 9% from last year’s fourth quarter sales volume as adjusted for the sale of the Bedford FBO at the end of the 2002 fiscal year.

“Our sales volumes continue to grow and our average margins have remained strong. The increase in aviation fuel sales volume combined with improved results from our Air Cargo operations contributed to the improved operating profits on a year-to-year basis,” added Czyzyk.

The preliminary net loss for the twelve-month period ended June 30, 2003 includes negative items composed of: 1) the retroactive rent adjustment for one of the Company’s LAX warehouse facilities of $672,000; 2) accrued debt premium associated with the Company’s subordinated note of $1,262,000; 3) the write-off of unamortized debt issuance cost of $1,298,000; and 4) $1,065,000 associated with the extension of stock options, recapitalization and financing alternatives and reserves for environmental remediation of previously disposed property and settlement of labor disputes, all after-tax.

Last year’s net earnings of $5,033,000 reflect: 1) an after-tax gain of $5,490,000 associated with the sale of the Bedford FBO operations; 2) after-tax operating earnings from the Bedford FBO of $709,000; 3) net expense of $601,000 associated with the aborted spin-off of MercFuel; and 3) net loss of $170,000 from discontinued operations.

Adjusted for these material items, the Company would have reported net earnings of $842,000 for fiscal 2003 as compared to a net loss of $395,000, for fiscal 2002.

Revenue for the twelve-month period ended June 30, 2003 was $429,015,000, representing an increase of nearly 12% from last year’s twelve-month revenue of $383,342,000. After adjusting the full-year results for each year to exclude the revenue from the sales to National of $24,728,000 and $49,085,000 for fiscal 2003 and 2002, respectively, and from the Bedford FBO operations of $7,476,000 in fiscal 2002, adjusted revenue for the fiscal 2003 was $404,287,000 as compared to $326,781,000 for fiscal 2002, an increase of nearly 24%.

The Company’s preliminary gross margin for fiscal 2003 was $25,504,000 as compared to $28,272,000 for the same period last year, a reduction of nearly 10%. After excluding the effect in fiscal 2003 of: 1) the retroactive rent adjustment of $918,000 and 2) the sales to National of $406,000 and excluding the contributions in fiscal 2002 from: 1) the Bedford FBO operations of $1,791,000; and 2) the sales to National of $939,000, preliminary adjusted gross margin for fiscal 2003 was $26,016,000 as compared to $25,542,000 for fiscal 2002. Sales volume for the twelve-month period ended June 30, 2003 for MercFuel and the Air Centers was 286.9 million gallons and 33.8 million gallons, respectively.

Exhibit 99.1

1.     About Mercury Air Group

Los Angeles-based Mercury Air Group (AMEX/PCX:MAX) provides aviation petroleum products, air cargo services and transportation, and support services for international and domestic commercial airlines, general and government aircraft and specialized contract services for the United States government. Mercury Air Group operates four business segments worldwide: Mercury Air Centers, Inc., MercFuel, Inc., Maytag Aircraft Corporation and Mercury Air Cargo, Inc. For more information, please visit www.mercuryairgroup.com.

Statements contained in this news release which are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in The Company’s filings with the Securities and Exchange Commission.

MERCURY AIR GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(all amounts in thousands of dollars, except per share amounts)

	Twelve Months Ended		Three Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Sales and Revenues:
Sales	$337,217	$293,731	$73,730	$77,528
Service revenues	91,798	89,611	22,401	22,053

	429,015	383,342	96,131	99,581

Costs and Expenses:
Cost of sales	298,686	253,264	64,039	66,933
Operating expenses	104,825	101,806	25,889	26,419

	403,511	355,070	89,928	93,352

Gross Margin (Excluding depreciation and amortization)	25,504	28,272	6,203	6,229

Expenses (Income):
Selling, general and adminstrative	11,294	11,518	3,089	3,749
Provision for bad debts	1,648	1,358	447	111
Depreciation and amortization	7,872	9,213	1,819	2,183
Interest expense	7,716	5,710	2,361	1,390
Costs and expenses of stock offering		985
Debt extinguishment costs	1,773
Loss on Investment	196		196
Gain on sale of property		(8,929)		(9,000)
Interest income	(192)	(112)	(62)	(40)

	30,307	19,743	7,850	(1,607)

Exhibit 99.1

	Twelve Months Ended		Three Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Income (Loss) from Continuing Operations Before Provision for Income Taxes	(4,803)	8,529	(1,647)	7,836
(Benefit from) Provision for Income Taxes	(1,268)	3,326	(38)	3,055

Income (Loss) from Continuing Operations	(3,535)	5,203	(1,609)	4,781
Minority Interest in Loss of Subsidiary	80		80
Loss from Discontinued Operations net of income tax benefit of $109 for twelve months and $82 for three months ended June 30, 2002		(170)		(128)

Net Income (Loss)	($3,455)	$5,033	($1,529)	$4,653

Accrued preferred stock dividends	19		9

Net income (loss) applicable to common stockholders	($3,474)	$5,033	($1,538)	$4,653

Net Income (Loss) Per Common Share:
Basic:
From Continuing Operations	($1.08)	$1.59	($0.49)	$1.46
Minority Interest	0.02		0.02
(Loss) from Discontinued Operations	0.00	(0.06)	0.00	(0.04)

Net income (loss)	($1.06)	$1.53	($0.47)	$1.42

Diluted:
From Continuing Operations	($1.08)	$1.56	($0.49)	$1.43
Minority Interest	0.02		0.02
(Loss) from Discontinued Operations	0.00	(0.06)	0.00	(0.04)

Net income (loss)	($1.06)	$1.50	($0.47)	$1.39

Mercury Air Group, Inc.
Selected Business Segment Data
For the Twelve Month and Three Month Periods
Ended June 30, 2003 and 2002
(all amounts in thousands of dollars)
Unaudited

	Twelve Months Ended		Three Months Ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenue
MercFuel	$280,136	$232,573	$62,025	$61,220
Mercury Air Centers	96,249	94,417	24,062	24,842
Mercury Air Cargo	32,691	28,124	7,851	7,038
Maytag Aircraft	24,421	28,228	5,911	6,481
Intersegment elimination	(4,482)		(3,718)

Exhibit 99.1

Total Revenue	$429,015	$383,342	$96,131	$99,581

Gross Margin
MercFuel	$5,926	$6,581	$1,185	$1,412
Mercury Air Centers	12,854	13,545	4,070	3,090
Mercury Air Cargo	2,126	1,357	(290)	349
Maytag Aircraft	4,598	6,789	1,238	1,378
Total Gross Margin	$25,504	$28,272	$6,203	$6,229

Depreciation and Amoritization
MercFuel	$318	$63	$105	$32
Mercury Air Centers	5,179	5,780	1,216	1,479
Mercury Air Cargo	1,887	2,292	342	612
Maytag Aircraft	349	715	84	331
Other	139	363	72	(271)

Total Dep & Amort	$7,872	$9,213	$1,819	$2,183

Sales Volume (thousands of gals)
MercFuel	286,873	287,651	65,387	74,307
Mercury Air Centers	33,800	36,025	8,784	8,943